Exhibit 10.19

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Agreement”), dated as of April 12, 2012, is made and entered into by AdCare Health Systems, Inc., an Ohio corporation and a corporate affiliate of Eaglewood Property Holdings, LLC, the address of which is Two Buckhead Plaza, 3050 Peachtree Road NW, Suite 355, Atlanta, Georgia 30305 (hereinafter called “Guarantor”), to and for the benefit of BOKF, NA DBA BANK OF OKLAHOMA, as trustee under a Trust Indenture, dated as of April 12, 2012 (the “Indenture”), the address of which is One Williams Center, Tulsa Oklahoma 74192 (together with its successors and assigns, the “Trustee”), between the Trustee and the Issuer, The City of Springfield, Ohio (the “Issuer”);

W I T N E S S E T H:

Background.  Pursuant to a Bond Ordinance adopted by The City of Springfield, Ohio (the “Issuer”) and the Indenture, the Issuer expects to issue its:

(i)                                     $6,610,000 The City of Springfield, Ohio First Mortgage Revenue Series 2012 Bonds (Eaglewood Property Holdings, LLC Project), Tax Exempt Series 2012A (the “Series 2012A Bonds”); and

(ii)                                  $620,000 The City of Springfield, Ohio First Mortgage Revenue Series 2012 Bonds (Eaglewood Property Holdings, LLC Project), Taxable Series 2012B (the “Series 2012B”) (the Series 2012A Bonds and Series 2012B Bonds being collectively referred to as the “Series 2012 Bonds”).

The Issuer will use the proceeds from the sale of the Series 2012 Bonds to finance a project (the “Project”) for the benefit of Eaglewood Property Holdings, LLC, a Georgia limited liability company (the “Borrower”), consisting of: (i) financing the costs of acquiring a 80-unit assisted living facility located at 3001 Middle Urbana Road in Springfield, Ohio (the “Facility”), with a twenty percent (20%) set aside for low to moderate income earners, (ii) providing certain initial deposits into the funds and account established under the Indenture, including a Debt Service Reserve Fund for the Series 2012 Bonds, with the Trustee; and (iii) paying certain costs related to the issuance of the Series 2012 Bonds.

The Borrower will be required to make all of its payment obligations (the “Loan Payments”) pursuant to a Loan Agreement, dated as of April 12, 2012 (the “Loan Agreement”), directly to the Trustee in such amounts as will enable the Trustee to pay, when due, the principal of, premium if any, and interest on, the Series 2012 Bonds and all other amounts, fees, penalties, premiums, and certain additional payments, adjustments, expenses, counsel fees and other payments due pursuant to the terms of the Indenture.  The source of funds available to the Borrower to make the Loan Payments will, inter alia, be the revenues generated by the operation of the Facility (the “Gross Revenues”).

As security for the Series 2012 Bonds, the Issuer will, pursuant to the Indenture, (i) assign to the Trustee (subject to Permitted Encumbrances) a first lien on and security interest in all of the land, buildings and other improvements that constitute the Facility, and (ii) assign to the Trustee all of the Issuer’s rights under the Loan Agreement (except for certain “Reserved Rights” of the Issuer), but including all of its rights to collect and receive the Loan Payments thereunder.  In addition, the Borrower will execute an Open-End Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of April 12, 2012 (the “Security Agreement”), creating a lien and security interest in all of its right, title and interest in and to the Facility, and in the Gross Revenues and all of its other personal property now or hereafter located in the Facility.

In order to (i) enhance the marketability of the Series 2012 Bonds, the underwriter of the Series 2012 Bonds (the “Underwriter”) has requested that the Guarantor execute and deliver this Agreement; and (ii) induce the Issuer to issue the Series 2012 Bonds, the Issuer has requested that the Guarantor execute and deliver this Agreement, and the Guarantor is willing to do so.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt of which is acknowledged by the Guarantor hereby, and as an inducement to the Issuer to issue the Series 2012 Bonds and the purchasers of the Series 2012 Bonds to purchase the same, the Guarantor, intending to be legally bound, hereby agrees as follows:

Section 1.  Representations and Warranties.

1.01.                        The Guarantor represents and warrants that the Guarantor has all requisite power and authority to execute and deliver this Agreement, that such execution and delivery has been duly authorized by or on behalf of the Guarantor, and that this Agreement constitutes the valid, binding and enforceable obligation of the Guarantor.

1.02.                        The Guarantor further represents and warrants that neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the terms or conditions of this Agreement conflicts with or results in a breach of any of the terms, conditions or provisions of the Guarantor’s articles of incorporation or bylaws, or any agreement or instrument to which the Guarantor is a party or by which Guarantor’s property is bound.

1.03.                        The Guarantor further represents and warrants that it is are affiliated with the Borrower, and that the sale of the Series 2012 Bonds and the execution and delivery of this Agreement will result in direct and material financial benefits to the Guarantor.

Section 2.  Covenants and Guaranties.

2.01.                        The Guarantor hereby absolutely and unconditionally guarantees to the Issuer, for its own benefit, and to the Trustee, for the benefit of the holders of the Series 2012

Bonds, all of the obligations of the Borrower under the Loan Agreement, including specifically, but without limitation, the obligation to make payments from time to time to the Trustee in amounts sufficient for the Trustee to pay, as and when due, all principal of, premium if any, and interest on, the Series 2012 Bonds and all additional payments required thereunder.  The Guarantor hereby further absolutely and unconditionally (i) guarantees to the Trustee that if, on or at any time after the fifteenth (15th) day next preceding that date on which a payment on account of the principal of or interest on the Series 2012 Bonds shall be due and payable (each such payment being herein called a “Bond Payment”, and the date on which the same shall be due and payable being herein called a “Bond Payment Date”), the Trustee shall notify the Guarantor (a) that there are insufficient funds in the interest account of the Bond Fund for the Series 2012 Bonds, or the principal account of the Bond Fund for the Series 2012 Bonds, as the case may be (both established under the Indenture), to make such Bond Payment, and (b) the amount of such insufficiency (the “Bond Payment Shortfall”), the Guarantor will, no later than the fifth (5th) day next preceding the Bond Payment Date referenced in the aforesaid notification, pay over, or cause to be paid over, to the Trustee, in immediately available funds, for deposit into the aforesaid interest account for the Series 2012 Bonds, or the aforesaid principal account for the Series 2012 Bonds, as the case may be, monies equal to the Bond Payment Shortfall; and (ii) guarantees to the Issuer that if the Issuer shall notify the Guarantor that it has not been paid any amount due to it under the Loan Agreement, the Guarantor will, no later than the tenth (10th) day thereafter pay over, or cause to be paid over, to the Issuer monies equal to the amount due.

2.02.                        The Guarantor agrees that payments required of it by the provisions of Paragraph 2.01 hereof shall be made prior to any withdrawal by the Trustee of funds now or hereafter on deposit in any debt service reserve fund for the Series 2012 Bonds that has been established, or hereafter may be established, under the Indenture.

2.03.                        The Guarantor further agrees with the Trustee that the Guarantor will pay all expenses and charges (including court costs and reasonable attorneys’ fees) paid or incurred by the Issuer and the Trustee in enforcing the obligations of the Guarantor under this Agreement, whether the same shall be enforced by suit or otherwise.

2.04.                        The obligations of the Guarantor under this Agreement shall be continuing, absolute and unconditional, and shall not be affected, modified or impaired upon the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of the Guarantor:

(a)                                  The compromise, settlement, release or termination of any of the obligations, covenants or agreements of the Issuer, the Trustee, the Borrower, the Guarantor, or the Underwriter (collectively, the “Transaction Parties”) under this Agreement or any of the documents relating to the Series 2012 Bonds (collectively, the “Transaction Documents”);

(b)                                 The failure to give notice to the Guarantor of the occurrence of a default under the terms and provisions of this Agreement or any of the other Transaction Documents, except as specifically provided in this Agreement;

(c)                                  The surrender or impairment of any collateral held by any

Transaction Party for any obligation guaranteed hereby, or for the Series 2012 Bonds;

(d)                                 The waiver of the payment, performance or observance by any Transaction Party of any of its obligations, covenants or agreements contained in any of the Transaction Documents;

(e)                                  The extension of the time for payment of any amount owing or payable under any of the Transaction Documents, or of the time for performance of any other obligation, covenant or agreement under or arising out of any of the Transaction Documents, or the extension or the renewal of any thereof;

(f)                                    The modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in any of the Transaction Documents;

(g)                                 Any failure, omission, delay or lack on the part of any Transaction Party to enforce, assert or exercise any right, power or remedy conferred with respect to any other Transaction Party by any of the Transaction Documents;

(h)                                 The voluntary or involuntary liquidation, dissolution, partition, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting, any Transaction Party, or any of the assets of any of them, or any allegation or contest of the validity of this Agreement or any of the other Transaction Documents in any proceeding; or

(i)                                     The invalidity, irregularity, illegality or unenforceability or any defect in (i) any of the Transaction Documents or (ii) any collateral security for any obligation contained therein.

2.05.                        No set-off, counterclaims, reductions, or diminution of obligation, or any defense of any kind or nature which the Guarantor has or may have against any other Transaction Party shall affect, modify or impair the Guarantor’s obligations hereunder.  Nothing in this Agreement shall be interpreted or construed as a waiver by the Guarantor of any rights or claims the Guarantor may have against any other Transaction Party, or any third party under this Agreement or otherwise, but any recovery upon such rights and claims shall be had from such persons by virtue of the Guarantor’s independent action, it being the intent of this Agreement that the Guarantor shall be unconditionally and absolutely obligated to perform fully all of its obligations, agreements and covenants under this Agreement without set-off.

2.06.                        If the Guarantor shall fail to make any payment required of it hereunder, the Trustee, in its sole discretion, shall have the right to proceed first and directly against the Guarantor under this Agreement without being required to proceed against or exhaust any other remedies which it may have and without resorting to any other security then held by it.

2.07.                        Upon any payment by the Guarantor pursuant to Paragraph 2.01 hereof, the Guarantor shall be subrogated to the Issuer or the Trustee, as applicable, in respect of, and shall be deemed an assignee of, the Issuer’s or the Trustee’s right, as applicable (and all remedies in respect of such right) to commence proceedings against the Borrower to collect the amount of the Bond Payment Shortfall or amount due the Issuer (together with interest thereon at the per annum rate of eleven percent (11%)) that relates to such payment made by the Guarantor, but such commencement and collection of any such amount by the Guarantor shall be subject to the provisions of Paragraph 2.08 hereof.

2.08.                        The repayment to the Guarantor of any amounts paid by it pursuant to the provisions of this Agreement is, and at all times and in all events and circumstances shall be, subject, junior and subordinate to the prior payment in full of all principal and premium (if any) of, and interest on, the Series 2012 Bonds.  The Guarantor may not commence proceedings against the Borrower or the Facility to collect any amounts owed it pursuant to the provisions of Paragraph 2.07 hereof until (i) the entire principal amount of the Series 2012 Bonds, together with all interest accrued thereon and premium, if any, payable in connection therewith, and all amounts due to the Issuer shall have been paid in full, or (ii) the Trustee shall have commenced proceeding against the Borrower or the Facility to collect any such principal, interest or premium, and all amounts due to the Issuer have been paid, whichever shall first occur.  For the purposes of this Agreement all references to the “principal amount of the Series 2012 Bonds” and other phrases of similar import shall mean and include not only the Series 2012 Bonds themselves, but all other indebtedness, if any, incurred to refund, repay or otherwise replace any of the Series 2012 Bonds.

2.09.                        The Guarantor hereby expressly waives notice in writing, or otherwise, from the Issuer and the Trustee of their acceptance and reliance on this Agreement.

2.10.                        This Agreement is entered into by the Guarantor for the benefit of the Trustee (as trustee for the holders of the Series 2012 Bonds), and their successors and assigns, and the Issuer and the Trustee shall be entitled to enforce performance and observance of this Agreement and of the guaranty and other provisions herein contained to the same extent as if they were signatories hereto.

2.11.                        The terms of this Agreement may be enforced as to any one or more breaches either separately or cumulatively.

Section 3.  Extent of Liability; Suspension; Termination.

3.01.                        The obligations of the Guarantor hereunder shall be with full recourse against the Guarantor, and the maximum liability of the Guarantor hereunder shall equal the aggregate of: (a) the sum of (i) the unpaid principal amount of the Series 2012 Bonds, plus (ii) all premium, if any, payable in respect of such principal amount, plus (iii) all interest accrued or to accrue, from time to time, in respect of such principal amount; plus (b) all amounts for which the Guarantor may become obligated pursuant to the provisions of Paragraph 2.01 hereof with respect to the Issuer and Paragraph 2.03 hereof.

3.02.                        At such time as there no longer shall be outstanding any principal amount of the Series 2012 Bonds, nor premium payable in respect thereof, nor any interest accrued thereon, and no amounts are owed to the Issuer, and thereafter a period of one full year shall have passed without any proceeding under the Bankruptcy Code or any law of the United States or of any state relating to insolvency, receivership, or debt adjustment, having been instituted by or against the Borrower or the Guarantor, this Agreement shall terminate, and the Guarantor shall have no further liability hereunder.

Section 4.  Amendments, Remedies.

4.01.                        No amendment, change, modification, alteration or termination of any of the Transaction Documents shall be made which would in any way increase the burden of the Guarantor’s obligations under this Agreement without obtaining the prior written consent of the Guarantor.

4.02.                        Without the prior written consent of the Underwriter and the Issuer, which may not be unreasonably withheld, the Guarantor may not assign any of its obligations hereunder to any other person or entity.  Subject to the limitations of the preceding sentence, each of the Issuer, the Trustee and the Underwriter may assign its rights and obligations hereunder to any successor in interest.

4.03.                        No remedy herein conferred upon or reserved to the Issuer or the Trustee hereunder or under any applicable law is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute.  No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.  In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.  If any provision contained in this Agreement should be breached by any party and thereafter duly waived by the other party so empowered to act, such waiver shall be limited to the particular breach so waived at that particular time, and shall not be deemed to waive such breach at any other time or any other breach hereunder at any time.  No amendment, release or modification of this Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties thereunto duly authorized by this Agreement.

Section 5.  Miscellaneous.

5.01.                        This Agreement and the rights and obligations of the parties hereto (including third party beneficiaries) shall be governed, construed and interpreted according to the laws of the State of Ohio.

5.02.                        This Agreement constitutes the entire agreement of the Transaction Parties with regard to the subject matter hereof, and this Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.03.                        If any provision of this Agreement shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any Constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever.

5.04.                        This Agreement may be amended only by a written agreement signed by the Issuer, the Trustee and the Guarantor.

5.05.                        References herein to attorney’s fees shall be deemed to include attorney’s fees through all proceedings, including, but not limited to, negotiations, administrative hearings, trials, and appeals.

5.06.                        All notices or other communications to be given under this Agreement shall be in writing, shall be sent by certified mail, postage pre-paid and return receipt requested, to the applicable address set forth in the heading of this Agreement (or to any other address as the Guarantor, the Trustee or the Underwriter may, from time to time, elect by the giving of such notice), and shall be deemed given when delivered to such address.

IN WITNESS WHEREOF, intending to be bound hereby, the Guarantor has executed this Agreement as of the date and year first above written.

ADCARE HEALTH SYSTEMS, INC.

By:	/s/ Christopher F. Brogdon
Vice-Chairman and Chief Acquisition Officer